Exhibit 4(b)
[EXECUTION COPY]
GUARANTY AGREEMENT
This GUARANTY AGREEMENT, dated as of March 26, 2009 (this “Guaranty”), is made by UNISOURCE ENERGY CORPORATION, an Arizona corporation (the “Guarantor”), in favor of (i) UNION BANK, N.A., as Agent (in such capacity, together with its successors and assigns in such capacity, the “Agent”) for each of the Secured Parties (as defined in the UED Credit Agreement referred to below), and (ii) the other Secured Parties.
PRELIMINARY STATEMENTS
1. Pursuant to that certain Credit Agreement, dated as of March 26, 2009 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “UED Credit Agreement”; the capitalized terms defined therein not otherwise defined herein being used herein as therein defined), among Unisource Energy Development Company, an Arizona corporation (the “Company”), the Banks named therein and from time to time party thereto, and Union Bank, N.A., as Agent, the Banks have agreed to make certain Loans available to the Company on the terms and conditions set forth therein.
2. The obligation of the Banks to make Loans to the Company pursuant to the UED Credit Agreement is conditioned upon, among other things, the execution and delivery of this Guaranty by the Guarantor.
3. The Guarantor owns 100% of the issued and outstanding shares of capital stock of the Company, and will derive substantial direct and indirect benefits from the transactions contemplated by the UED Credit Agreement. The Guarantor is willing to guarantee the Obligations of the Company under the UED Credit Agreement and the other Financing Documents as hereinafter provided to obtain such benefits.
NOW, THEREFORE, in consideration of the premises and in order to induce the Banks to make Loans under the UED Credit Agreement and to induce the Secured Parties to otherwise satisfy their obligations under the UED Credit Agreement and the other Financing Documents, the Guarantor hereby agrees as follows:
SECTION 1. Guaranty.
The Guarantor hereby absolutely, unconditionally and irrevocably guarantees the punctual payment when due, whether at scheduled maturity or on any date of a required prepayment or by acceleration, demand or otherwise, of all Obligations of the Company now or hereafter existing under or in respect of the UED Credit Agreement and the other Financing Documents (including, without limitation, any extensions, modifications, substitutions, amendments or renewals of any or all of the foregoing Obligations), whether direct or indirect, absolute or contingent, and whether for principal, interest, reimbursement obligations, premiums, fees, indemnities, contract causes of action, costs, expenses or otherwise, including, without limitation, the obligation of the Company to pay principal, interest, charges, expenses, fees, attorneys’ fees and disbursements, indemnities and other amounts payable by the Company under any Financing Document (such Obligations, the “Guaranteed Obligations”), and agrees to pay any and all costs and expenses (including, without limitation, reasonable fees and expenses of counsel) incurred by any Secured Party in enforcing any rights under this Guaranty. Without limiting the generality of the foregoing, the Guarantor’s liability shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by the Company to any Secured Party under or in respect of the Financing Documents but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving the Company.

SECTION 2. Guaranty Absolute.
The Guarantor guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of the Financing Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of any Secured Party with respect thereto. The obligations of the Guarantor under or in respect of this Guaranty are independent of the Guaranteed Obligations or any other obligations of the Company under or in respect of the Financing Documents, and a separate action or actions may be brought and prosecuted against the Guarantor to enforce this Guaranty, irrespective of whether any action is brought against the Company or whether the Company is joined in any such action or actions. The liability of the Guarantor under this Guaranty shall be irrevocable, absolute and unconditional irrespective of, and the Guarantor hereby irrevocably waives any defenses it may now have or hereafter acquire in any way relating to, any or all of the following:
(a) any lack of validity or enforceability of any Financing Document or any agreement or instrument relating thereto;
(b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations or any other obligations of the Company under or in respect of the Financing Documents, or any other amendment or waiver of or any consent to departure from any Financing Document, including, without limitation, any increase in the Guaranteed Obligations resulting from the extension of additional credit to the Company or any of its Subsidiaries or otherwise;
(c) any taking, exchange, release or non-perfection of any collateral, or any taking, release or amendment or waiver of, or consent to departure from, any other guaranty, for all or any of the Guaranteed Obligations;
(d) any manner of application of any collateral, or proceeds thereof, to all or any of the Guaranteed Obligations, or any manner of sale or other disposition of any collateral for all or any of the Guaranteed Obligations or any other assets of the Company or any of its Subsidiaries;
(e) any change, restructuring or termination of the corporate structure or existence of the Company or any of its Subsidiaries;

(f) any failure of any Secured Party to disclose to the Guarantor any information relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of the Company now or hereafter known to such Secured Party (the Guarantor waiving any duty on the part of the Secured Parties to disclose such information);
(g) the failure of any other Person to execute or deliver this Guaranty or any other guaranty or agreement or the release or reduction of liability of the Guarantor or any other guarantor or surety with respect to the Guaranteed Obligations; or
(h) any other circumstance (including, without limitation, any statute of limitations) or any existence of or reliance on any representation by any Secured Party that might otherwise constitute a defense available to, or a discharge of, the Guarantor or any other guarantor or surety.
This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by any Secured Party or any other Person upon the insolvency, bankruptcy or reorganization of the Guarantor, the Company or otherwise, all as though such payment had not been made.
SECTION 3. Waivers and Acknowledgments.
(a) The Guarantor hereby unconditionally and irrevocably waives promptness, diligence, notice of acceptance, presentment, demand for performance, notice of nonperformance, default, acceleration, protest or dishonor and any other notice with respect to any of the Guaranteed Obligations and this Guaranty and any requirement that any Secured Party protect, secure, perfect or insure any Lien or any property subject thereto or exhaust any right or take any action against the Company or any other Person or any collateral.
(b) The Guarantor hereby unconditionally and irrevocably waives any right to revoke this Guaranty and acknowledges that this Guaranty is continuing in nature and applies to all Guaranteed Obligations, whether existing now or in the future.
(c) The Guarantor hereby unconditionally and irrevocably waives (i) any defense arising by reason of any claim or defense based upon an election of remedies by any Secured Party that in any manner impairs, reduces, releases or otherwise adversely affects the subrogation, reimbursement, exoneration, contribution or indemnification rights of the Guarantor or other rights of the Guarantor to proceed against the Company or any other Person or any collateral and (ii) any defense based on any right of set-off or counterclaim against or in respect of the Guaranteed Obligations.
(d) The Guarantor hereby unconditionally and irrevocably waives any duty on the part of any Secured Party to disclose to the Guarantor any matter, fact or thing relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of the Company or any of its Subsidiaries now or hereafter known by such Secured Party.
(e) The Guarantor acknowledges that it will receive substantial direct and indirect benefits from the financing arrangements contemplated by the Financing Documents and that the waivers set forth in Section 2 and this Section 3 are knowingly made in contemplation of such benefits.

SECTION 4. Subrogation.
The Guarantor hereby unconditionally and irrevocably agrees not to exercise any rights that it may now have or hereafter acquire against the Company that arise from the existence, payment, performance or enforcement of the Guaranteed Obligations under or in respect of this Guaranty, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of any Secured Party against the Company, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from the Company, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right, unless and until all of the Guaranteed Obligations and all other amounts payable under this Guaranty shall have been paid in full in cash. If any amount shall be paid to the Guarantor in violation of the immediately preceding sentence at any time prior to the later of (a) the payment in full in cash of the Guaranteed Obligations and all other amounts payable under this Guaranty, and (b) the termination or expiration of all Interest Rate Protection Agreements to which any Secured Party is a party, such amount shall be received and held in trust for the benefit of the Secured Parties, shall be segregated from other property and funds of the Guarantor and shall forthwith be paid or delivered to the Agent in the same form as so received (with any necessary endorsement or assignment) to be credited and applied to the Guaranteed Obligations and all other amounts payable under this Guaranty, whether matured or unmatured, in accordance with the terms of the Financing Documents, or to be held as collateral for any Guaranteed Obligations or other amounts payable under this Guaranty thereafter arising. If (i) the Guarantor shall make payment to any Secured Party of all or any part of the Guaranteed Obligations, (ii) all of the Guaranteed Obligations and all other amounts payable under this Guaranty shall have been paid in full in cash, and (iii) all Interest Rate Protection Agreements to which any Secured Party is a party shall have terminated or expired, the Secured Parties will, at the Guarantor’s request and expense, execute and deliver to the Guarantor appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to the Guarantor of an interest in the Guaranteed Obligations resulting from such payment made by the Guarantor pursuant to this Guaranty.
SECTION 5. Payments Free and Clear of Taxes, Etc.
(a) Section 5.04 of the UED Credit Agreement is incorporated herein by reference as if set forth at length in this Guaranty, mutatis mutandis; provided that each reference to the term “Company” shall be deemed to be a reference to the Guarantor, and each reference to the term “this Agreement”, “hereunder” or words of like import referring to the UED Credit Agreement shall be deemed to be a reference to this Guaranty and each other Financing Document to which the Guarantor is a party, if any.
(b) Without prejudice to the survival of any other agreement of the Guarantor hereunder, the agreements and obligations of the Guarantor contained in this Section 5 shall survive the payment in full or termination of the Guaranteed Obligations.

SECTION 6. Representations and Warranties.
(a) The Guarantor hereby makes for the benefit of the Secured Parties all of the representations and warranties of the Guarantor contained in Article III (other than Sections 3.08 and 3.12 thereof) of the UniSource Credit Agreement (in the form of such representations and warranties as they exist on the date of this Guaranty and as they may hereafter be amended from time to time, but only to the extent that the incorporation of any such amendments into this Guaranty has been consented to in accordance with Section 8 hereof), which representations and warranties are incorporated herein by reference as if set forth at length in this Guaranty, mutatis mutandis; provided that each reference to the term “this Agreement”, “hereunder” or words of like import referring to the UniSource Credit Agreement shall be deemed to be a reference to this Guaranty; each reference to the term “Loan Documents” shall be deemed to be a reference to this Guaranty and each other Financing Document to which the Guarantor is a party, if any; each reference to the term “Transactions” shall be deemed to be a reference to the execution, delivery and performance by the Guarantor of this Guaranty and the other Financing Documents to which the Guarantor is a party, if any; each reference to the term “Borrower” shall be deemed to be a reference to the Guarantor; each reference to the term “Administrative Agent” or “Lender” shall be deemed to be a reference to the Secured Parties; each reference to the date “December 31, 2005” shall be deemed to refer to the date “December 31, 2008”; and each reference to the term “Disclosure Documents” shall be deemed to refer to the Annual Report on Form 10-K of the Guarantor for the year ended December 31, 2008, as filed with the Securities and Exchange Commission.
(b) The Guarantor hereby makes for the benefit of the Secured Parties each of the following additional representations and warranties:
(i) There are no conditions precedent to the effectiveness of this Guaranty that have not been satisfied or waived.
(ii) The Guarantor has, independently and without reliance upon any Secured Party and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Guaranty and each other Financing Document to which it is or is to be a party, and the Guarantor has established adequate means of obtaining from the Company on a continuing basis information pertaining to, and is now and on a continuing basis will be completely familiar with, the business, condition (financial or otherwise), operations, performance, properties and prospects of the Company.
SECTION 7. Covenants.
So long as any Loan or any other Guaranteed Obligations shall remain unpaid or any Bank shall have any Commitment, the Guarantor shall observe and perform all of the covenants of the Guarantor contained in Articles V and VI of the UniSource Credit Agreement (in the form of such covenants as they exist as of the date of this Guaranty and as they may hereafter be amended from time to time, but only to the extent that the incorporation of any such amendments into this Guaranty has been consented to in accordance with Section 8), and all such covenants are hereby incorporated and made applicable by reference as if set forth at length in this Guaranty, mutatis mutandis; provided that any notices, financial statements, certificates or other documents required to be delivered to the “Administrative Agent” or any “Lender” thereunder shall be delivered simultaneously to the Agent (who shall promptly furnish a copy thereof to each Bank).

SECTION 8. Amendments, Etc.
No amendment or waiver of any provision of this Guaranty and no consent to any departure by the Guarantor therefrom shall in any event be effective unless the same shall be in writing and signed by the Agent and the Majority Banks, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall, unless in writing and signed by all of the Banks, (a) reduce or limit the obligations of the Guarantor hereunder, release the Guarantor hereunder or otherwise limit the Guarantor’s liability with respect to the Obligations owing to the Secured Parties under or in respect of the Financing Documents, (b) postpone any date fixed for payment hereunder or (c) change the number of Banks or the percentage of the aggregate unpaid principal amount of the Loans that, in each case, shall be required for the Banks or any of them to take any action hereunder; and provided, further, that no amendment, waiver or consent shall, unless in writing and signed by the Agent in addition to the Banks required above to take such action, affect the rights or duties of the Agent under this Guaranty.
SECTION 9. Notices, Etc.
All notices and other communications provided for hereunder shall be in writing (including telegraphic, telecopy or cable communication) and mailed, telegraphed, telecopied, cabled or delivered to it, if to the Guarantor, addressed to it at the address listed below the Guarantor’s name on the signature pages hereto, if to the Agent or any other Secured Party, at its address specified in Section 15.02 of the UED Credit Agreement, or, as to each party, at such other address as shall be designated by such party in a written notice to each other party. All such notices and other communications shall, when mailed, telegraphed, telecopied or cabled, be effective when deposited in the mails, delivered to the telegraph company, telecopied or delivered to the cable company, respectively. Delivery by telecopier of an executed counterpart of a signature page to any amendment or waiver of any provision of this Guaranty shall be effective as delivery of an original executed counterpart thereof.
SECTION 10. No Waiver, Remedies.
No failure on the part of any Secured Party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.
SECTION 11. Right of Set-off.
Upon the occurrence and during the continuance of any Event of Default, each Secured Party is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Secured Party to or for the credit or the account of the Guarantor against any and all of the obligations of the Guarantor now or hereafter existing under this Guaranty, irrespective of whether such Secured Party shall have made any demand under this Guaranty or any other Financing Document and although such obligations may be unmatured. Each Secured Party agrees promptly to notify the Guarantor after any such set-off and application; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Secured Party under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) that such Secured Party may have.

SECTION 12. Indemnification.
(a) Without limitation of any other Guaranteed Obligations of the Guarantor or remedies of the Secured Parties under this Guaranty, the Guarantor shall, to the fullest extent permitted by law, indemnify, defend and save and hold harmless each Secured Party and each of its Affiliates and their respective officers, directors, employees, agents and advisors (each, an “Indemnified Party”) from and against, and shall pay on demand, any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and expenses of counsel) that may be incurred by or asserted or awarded against any Indemnified Party in connection with or as a result of any failure of any Guaranteed Obligations to be the legal, valid and binding obligations of the Company enforceable against the Company in accordance with their terms.
(b) The Guarantor hereby also agrees that none of the Indemnified Parties shall have any liability (whether direct or indirect, in contract, tort or otherwise) to the Guarantor or any of its Affiliates or any of their respective officers, directors, employees, agents and advisors, and the Guarantor hereby agrees not to assert any claim against any Indemnified Party on any theory of liability, for special, indirect, consequential or punitive damages in connection with, arising out of, or otherwise relating to this Guaranty, any of the transactions contemplated herein or the actual or proposed use of the proceeds of the Loans constituting Guaranteed Obligations.
(c) Without prejudice to the survival of any of the other agreements of the Guarantor under this Guaranty or any of the other Financing Documents, the agreements and obligations of the Guarantor contained in Section 1(a) (with respect to enforcement expenses), the last sentence of Section 2, Section 5 and this Section 12 shall survive the payment in full of the Guaranteed Obligations and all of the other amounts payable under this Guaranty.
SECTION 13. Continuing Guaranty; Assignments under the UED Credit Agreement.
This Guaranty is a continuing guaranty and shall (a) remain in full force and effect until the later of (i) the payment in full in cash of the Guaranteed Obligations and all other amounts payable under this Guaranty, and (ii) the date of the termination or expiration of all Interest Rate Protection Agreements to which any Secured Party is a party, (b) be binding upon the Guarantor, its successors and assigns and (c) inure to the benefit of and be enforceable by the Secured Parties and their successors, transferees and assigns. Without limiting the generality of clause (c) of the immediately preceding sentence, any Bank may assign or otherwise transfer all or any portion of its rights and obligations under the UED Credit Agreement (including, without limitation, all or any portion of its Commitment, the Loans owing to it and the Note or Notes held by it) to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Bank herein or otherwise, in each case as and to the extent provided in Section 14.01 of the UED Credit Agreement. The Guarantor shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Secured Parties.

SECTION 14. Execution in Counterparts.
This Guaranty and each amendment, waiver and consent with respect hereto may be executed in any number of counterparts and by different parties thereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Guaranty by telecopier or other electronic transmission shall be effective as delivery of an original executed counterpart of this Guaranty.
SECTION 15. Governing Law; Jurisdiction; Waiver of Jury Trial, Etc.
(a) THIS GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
(b) To the fullest extent permitted by law, the Guarantor hereby irrevocably and unconditionally (i) submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Guaranty or any of the other Financing Documents to which it is or is to be a party, and (ii) agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or in such Federal court. The Guarantor agrees, to the fullest extent permitted by law, that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.
(c) The Guarantor hereby irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Guaranty or any of the other Financing Documents to which it is or is to be a party in any New York State or federal court. The Guarantor hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such suit, action or proceeding in any such court. The Guarantor also irrevocably consents, to the fullest extent permitted by law, to the service of any and all process in any such suit, action or proceeding by the mailing through certified mail of copies of such process to the Guarantor at its address set forth below its signature below.
(d) THE GUARANTOR AND EACH SECURED PARTY HEREBY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS GUARANTY, ANY OTHER FINANCING DOCUMENT, OR ANY OTHER INSTRUMENT OR DOCUMENT DELIVERED HEREUNDER OR THEREUNDER.
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IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

GUARANTOR

UNISOURCE ENERGY CORPORATION

By:	/s/ Kevin P. Larson

	Name:	Kevin P. Larson
	Title:	SVP, CFO and Treasurer

Address:		One South Church, Suite 100 Tucson, Arizona 85701 Attention: Chief Financial Officer Facsimile No.: (520) 884-3612
Signature Page to UniSource Energy Guaranty

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AGREED AND ACCEPTED:

UNION BANK, N.A., as Agent

By:	/s/ Jeffrey P. Fesenmaier

	Name:	Jeffrey P. Fesenmaier
	Title:	Vice President
Signature Page to UniSource Energy Guaranty

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